Exhibit 99.2

NEW ENGLAND SERVICE COMPANY [TBD] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D56240-S25801 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEW ENGLAND SERVICE COMPANY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. For Against Abstain 1. To adopt the Merger Agreement, by and among Aquarion Company (Aquarion), New England Service Company (NESC) and Aquarion Merger Company, LLC (Merger Sub), and approve the transactions contemplated thereby, including the merger, pursuant to which Aquarion will acquire NESC through a merger of Merger Sub with and into NESC and, following the merger, NESC will be a wholly-owned subsidiary of Aquarion. 2. To approve one or more adjournments, postponements or continuations of the Special Meeting, if necessary, to permit further solicitation of proxies in favor of adopting the Merger Agreement and approving the merger. Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy material is available at www.proxyvote.com. D56241-S25801 Special Meeting of Stockholders New England Service Company to be held on August 3, 2021 for Holders as of June 15, 2021 This Proxy is Being Solicited on Behalf of the Board of Directors The undersigned stockholder(s) of New England Service Company ("NESC"), hereby appoint(s) Pauline Ahern and William Galske, III, and each of them, proxies and attorneys-in-fact, with full power of substitution, and authorize(s) each of them, to vote all the shares of Common Stock of NESC that the undersigned is/are entitled to vote at the Special Meeting of Stockholders of NESC and any adjournment, postponement or continuation thereof, upon the matters specified and confers authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournment, postponement or continuation thereof. This proxy revokes any proxy heretofore given with respect to the Special Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. (Continued and to be signed on reverse side)